UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 9, 2009

CONFEDERATE MOTORS, INC.
 (Exact name of Registrant as specified in its charter)

Delaware	333-130858	26-4182621
(State or other jurisdiction Identification No.)	(Commission File Number)	(I.R.S. Employer incorporation)

2222 5th Avenue South, Birmingham, AL 35233
(Address of principal executive offices)
(Zip Code)

(205) 324-9888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As of June 9, 2009 (the “Closing Date”), we raised an aggregate of $1,625,000 through the sale of 1,083,333 shares of Common Stock to certain accredited investors, including 850,000 shares of Common Stock issued on February 12, 2009 and an additional 233,333 shares of Common Stock issued on June 9, 2009.

The Investors were all parties to a Securities Purchase Agreement for the sale of our common stock, $0.0001 par value per share (the “Securities Purchase Agreement), attached hereto as Exhibit 4.1.  Pursuant to the Securities Purchase Agreement, we offered the shares for sale at a purchase price of $1.50 per share.  In connection with the Securities Purchase Agreement, the parties entered into a Registration Rights Agreement attached hereto as Exhibit 4.2 (the “Registration Rights Agreement”), together with the Securities Purchase Agreement, collectively refer to as the “Financing Documents”).

Under the Registration Rights Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission within 45 days following the date of the Securities Purchase Agreement.  If the registration statement is not filed by the specified date or if the registration statement is filed but not declared effective by the SEC within 120 days (150 days in the event that the Registration Statement is subject to a review by the Securities Exchange Commission) thereafter or if certain other specified events occur, the Company is required to pay as partial liquidated damages to the holders of the securities in cash, a sum equal to one percent (1%) of the aggregate investment amount for every 30 days, but in no event shall the liquidated damages exceed ten percent (10%) of the aggregate investment amount.

Prior to the closing of the above financing transaction, on July 15, 2008, we issued unsecured convertible promissory notes (the “Bridge Notes”) in the aggregate principal amount of $225,000 to an accredited investor (the “Note Holder”).   The Note Holder converted the outstanding principal and accrued interest under the Bridge Notes into shares at the closing of the above financing transaction at a conversion price of $1.125 per share.  These conversion terms effectively represent a 25% discount to the price per share at the above financing.

The descriptions of the terms and conditions of the Securities Purchase Agreement, Registration Rights Agreement and Bridge Notes set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of such documents attached hereto as exhibits and incorporated herein by reference.

Item 3.02  Recent Sales of Unregistered Securities.

As referenced in Item 1.01, the Company entered into certain Financing Documents with certain accredited investors.  Pursuant to the Financing Documents, we sold a total of 1,083,333 shares of common stock for a total purchase price of $1,625,000.  The purchase price was $1.50 per share.

In addition, we sold a total of 200,000 shares of common stock for a total purchase price of $225,000 in the bridge financing.

The issuance of these securities were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement (1)
4.2	Form of Registration Rights Agreement (1)

(1) Incorporated herein by reference to the Company’s Current Report on Form 8-K filed on February 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 12, 2009	Confederate Motors, Inc.
	By:	/s/ H. Matthew Chambers
H. Matthew Chambers Chief Executive Officer